Exhibit 10.6

TRANSITION and Separation AGREEMENT

and release of claims

This Transition and Separation Agreement and Release of Claims (the “Agreement”) is entered into by and among Anthony Guzzo (“Executive”) and Phathom Pharmaceuticals, Inc. (the “Company”).

Recitals

WHEREAS, Executive currently serves as the Chief Accounting Officer of the Company and has expressed an intention to voluntarily resign his position with the Company;

WHEREAS, in order to ensure a smooth transition of Executive’s duties, the Company desires for Executive to continue employment with the Company through August 15, 2022 (such date, or any earlier date on which Executive’s employment terminates for any reason, “Separation Date”);

WHEREAS, in recognition of Executive’s past services and contributions to the Company and agreement to continue his employment and ensure a smooth transition, the Company desires to provide Executive with the Separation Benefits (as defined below); and

WHEREAS, the parties hereto desire to set forth in writing the terms and conditions governing Executive’s continued employment and eligibility to receive the Separation Benefits.

NOW THEREFORE, in consideration of the mutual promises contained herein, the adequacy of which is hereby acknowledged by each party, Executive and the Company hereby agree as follows:

Agreement

1.
Effective Date. This Agreement shall be effective April 5, 2022 (the “Effective Date”).
2.
Employment Period.
(a)
During the period commencing on Effective Date and ending on the Separation Date (the “Employment Period”), Executive shall remain an employee of the Company and shall report to the Company’s Chief Financial and Business Officer and shall devote such portion of his business time and attention to his duties to the Company as is mutually agreed with the Company’s Chief Financial and Business Officer. During the Employment Period, Executive will continue to be paid the same base salary as in effect immediately prior to the execution of this Agreement and shall continue to be entitled to participate in all employee benefit plans in which Executive is currently participating (to the extent such benefits continue to be offered to other Company employees), in accordance with the terms of such plans, as they may be in effect from time to time. Except as provided in Section 3(b) below, Executive acknowledges that he will not be eligible for an annual bonus for 2022. Notwithstanding anything herein, Executive’s employment with the Company shall remain “at-will,” meaning that both Executive and the Company have the right to terminate Executive’s employment with the Company at any time, for Executive reason, with or without notice, subject to the terms of this Agreement. If Executive’s employment terminates for any reason, Executive shall not be entitled to any termination or severance payments or benefits other than as provided in this Agreement.
(b)
The Company will reimburse Executive for any and all reasonable and necessary business expenses incurred by Executive in connection with the performance of his job duties prior to the Separation

Date in accordance with the Company’s policies, which expenses shall be submitted to the Company with supporting receipts and/or documentation no later than thirty (30) days after the Separation Date.
(c)
Subject to Section 3(d) below, Executive’s entitlement to health benefits from the Company, and eligibility to participate in the Company’s health benefit plans, shall cease on the last day of the calendar month during which the Separation Date occurs, except to the extent Executive elects to and is eligible to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for himself and any covered dependents. Executive’s entitlement to other benefits from the Company, and eligibility to participate in the Company’s other benefit plans and programs, shall cease on the Separation Date.
3.
Separation Date Matters.
(a)
The Separation Date will be the termination date of Executive’s employment with the Company for all purposes, including active participation in and coverage under all benefit plans and programs sponsored by or through the Company, except as provided in this Agreement. Executive hereby confirms his termination from all positions he holds with the Company effective as of the Separation Date. In accordance with applicable law, following the Separation Date, the Company will issue to Executive his final paycheck, reflecting his earned but unpaid base salary through the Separation Date.

(b) Provided the Separation Date occurs as a result of (i) the expiration of the Employment Period on August 15, 2022, or (ii) any earlier termination of Executive’s employment by the Company, including as a result of Executive’s death or disability (other than due to (x) circumstances described as “Cause” definition under the Company’s 2019 Incentive Award Plan or (y) Executive’s material breach of Section 5 hereof (such termination pursuant to clauses (x) or (y), a “Cause Termination”), and other than as a result of Executive’s resignation, and subject to Executive’s continued compliance with Section 5, including Section 5(e) regarding the return of Company property, and the occurrence of the Release Effective Date (as defined below), in addition to the amounts set forth in Section 3(a), Executive shall be entitled to receive the following separation benefits (the “Separation Benefits”):

i.
If the Separation Date occurs prior to August 15, 2022, an amount equal to Executive’s base salary for the period commencing on the Separation Date through and including August 15, 2022, payable in a lump sum on the first regular Company payroll date following the Release Effective Date;
ii.
Executive shall be entitled to payment of a pro-rated target bonus for 2022, reflecting the portion of 2022 that has elapsed prior to the Separation Date, payable in a lump sum on the first regular Company payroll date following the Release Effective Date;
iii.
Executive holds stock options (the “Stock Options”) to purchase shares of the Company’s common stock issued to Executive by the Company pursuant to certain stock option agreements (the “Stock Option Agreements”). All of Executive’s vested Stock Options as of the Separation Date may be exercised by Executive until December 31, 2022. Executive hereby agrees and acknowledges that, notwithstanding any provisions in any other agreement between Executive and the Company to the contrary, including the Stock Option Agreements and the equity plan pursuant to which they were granted, on the Separation Date, any portion of the Stock Options and all other unvested equity awards (excluding performance share units ( “PSUs”) held by Executive) held by Executive and outstanding as of the Separation Date shall be cancelled, surrendered and forfeited by Executive for no consideration immediately upon the Separation Date;

iv.
Executive holds PSUs issued to Executive by the Company pursuant to certain PSU award agreements (the “PSU Agreements”). Notwithstanding any provisions in any other agreement between Executive and the Company to the contrary, including the PSU Agreements and the equity plan pursuant to which the PSUs were granted, all of Executive’s PSUs as of the Separation Date will not be canceled and Executive will remain eligible to vest in such PSUs in accordance with their terms.
v.
For the period beginning on the Separation Date and ending on April 30, 2023 (or, if earlier, (i) the date on which the applicable continuation period under COBRA expires, or (ii) the date on which Executive becomes eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self- employment) (such period, the “COBRA Coverage Period”), the Company shall pay for or reimburse Executive on a monthly basis for an amount equal to (x) the monthly premium Executive and/or Executive’s covered dependents, as applicable, are required to pay for continuation coverage pursuant to COBRA for Executive and/or Executive’s eligible dependents, as applicable, who were covered under the Company’s health plans as of the Separation Date (calculated by reference to the premium as of the Separation Date) less (y) the amount Executive would have had to pay to receive group health coverage for Executive and/or Executive’s covered dependents, as applicable, based on the cost sharing levels in effect on the Separation Date. If the Company cannot provide the foregoing benefits in a manner that is exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or that is otherwise compliant with applicable law (including, without limitation, Section 2716 of the Public Health Service Act), instead of providing the payments or reimbursements as set forth above, the Company shall instead pay to Executive the foregoing monthly amount as a taxable monthly payment for the COBRA Coverage Period (or any remaining portion thereof). Executive shall be solely responsible for all matters relating to continuation of coverage pursuant to COBRA, including, without limitation, the election of such coverage and the timely payment of premiums. Executive shall notify the Company immediately if he becomes eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self-employment.

(c) As a condition to Executive’s receipt of the foregoing Separation Benefits pursuant to this Section 2(d), Executive shall execute (but not prior to the Separation Date) and not revoke a general release of all claims in favor of the Company (the “Release”) in the form attached hereto as Exhibit B. The date on which Executive’s Release becomes effective in accordance with its terms is referred to as the “Release Effective Date.”

(b)
The Separation Benefits shall be the exclusive severance benefits to which Executive is entitled, unless Executive has breached the provisions of this Agreement, in which case Section 5(e) shall apply. Executive understands that Executive will not be entitled to the Separation Benefits under this Agreement if the Release Effective Date does not occur on or before the date that is thirty (30) calendar days following the Separation Date, or in the event Executive breaches the terms of the PIIA or this Agreement. Executive acknowledges that, other than the compensation set forth in Section 2 above paid to him as provided therein and the Separation Benefits set forth in this Section 3, he has or will have received all wages, accrued but unused vacation or paid time off, and other benefits due him as a result of his employment or service with and termination from the Company.
4.
Release.
(a)
Executive agrees not to sue, or otherwise file any claim against, the Company or its parent companies, subsidiaries or affiliates, and any of their respective successors, assigns, directors, officers, managers, employees, attorneys, insurers, or agents, each in their respective capacities as such (collectively, the “Company Parties”), for any reason whatsoever based on anything that has occurred at any time up to and including the execution date of this Agreement as follows:

(i) On behalf of Executive and his executors, administrators, heirs and assigns, Executive hereby releases and forever discharge the Company Parties, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against any of the Company Parties by reason of any matter, cause, or thing whatsoever from the beginning of time through and including the execution date of this Agreement, including, without limiting the generality of the foregoing: any Claims arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive’s employment by the Company or its affiliates or the separation thereof, including without limitation any and all Claims arising under federal, state, or local laws relating to employment; any Claims of any kind that may be brought in any court or administrative agency; any Claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Civil Rights Act of 1866, Section 1981, 42 U.S.C. § 1981, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the False Claims Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Sarbanes-Oxley Act of 2002, the National Labor Relations Act of 1935, the Uniformed Services Employment and Reemployment Rights Act of 1994, Fair Credit Reporting Act, New Jersey's Conscientious Employee Protection Act, the New Jersey Soldiers' and Sailors' Civil Relief Act, Millville Dallas Airmotive Plant Job Loss Notification Act, New Jersey Family Leave Act, New Jersey Law Against Discrimination, New Jersey Security and Financial Empowerment Act, New Jersey State Wage and Hour Law, New Jersey Paid Sick Leave Law, and New Jersey State Wage Payment Law, or any similar state law, each of the foregoing as may have been amended, and any other federal, state, or local statute, regulation, ordinance, constitution, or order concerning labor or employment, termination of labor or employment, wages and benefits, retaliation, leaves of absence, or any other term or condition of employment; Claims for breach of contract; Claims for unfair business practices; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

(ii) Notwithstanding the generality of the foregoing, Executive does not release any Claims that cannot be released as a matter of law including, without limitation, (A) Executive’s right to file for unemployment insurance benefits or any state disability insurance benefits pursuant to the terms of applicable state law; (B) Executive’s right to file claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company; (C) Executive’s right to file a charge of discrimination, harassment, interference with leave rights, failure to accommodate, or retaliation with the Equal Employment Opportunity Commission or any other federal, state or local government agency, or to cooperate with or participate in any investigation conducted by such agency; provided, however, that Executive hereby releases Executive’s right to receive damages in any such proceeding brought by Executive or on Executive’s behalf; (D) Executive’s right to communicate directly with the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or similar agency, or to cooperate with or participate in any investigation by such agency; or (E) Executive’s right to make any disclosure that are protected under the whistleblower provisions of applicable law. For the avoidance of doubt, Executive does not need to notify or obtain the prior authorization of the Company to exercise any of the foregoing rights. Furthermore, Executive does not release hereby any rights that Executive may have relating to (x) indemnification by the Company or its affiliates under any indemnification agreement with the Company, the Company’s Bylaws or any applicable law or under any applicable insurance policy with respect to Executive’s liability as an employee of the Company; (y) Executive’s vested accrued benefits under the Company’s respective benefits and compensation plans; and (z) any Claims for breach of this Agreement.

(b)
Executive represents and warrants that he is the sole owner of all Claims relating to his employment or service with the Company and/or with any predecessor of the Company and that he has not assigned or transferred any Claims relating to his employment or service to any other person or entity. Executive understands and agrees that the Agreement will not be construed at any time as an admission of liability or wrongdoing by either the Company or Executive.
5.
Restrictive Covenants.
(a)
Executive hereby expressly reaffirms his obligations under the Company’s Proprietary Information and Inventions Assignment Agreement between Executive and the Company, which is attached hereto as Exhibit A and incorporated herein by reference (“PIIA”) and agrees that such obligations shall survive the Separation Date.
(b)
Executive agrees that for one (1) year immediately following the Separation Date, Executive shall not interfere with the business of the Company by (i) soliciting or attempting to solicit any employee or consultant of the Company to terminate such employee’s or consultant’s employment or service in order to become an employee, consultant or independent contractor to or for any other person or entity or (ii) soliciting or attempting to solicit any vendor, supplier, customer or other person or entity either directly or indirectly, to direct his, her or its purchase of the Company’s products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.
(c)
Executive agrees that Executive will not make any negative or disparaging statements or comments about Company, its employees, officers, directors, shareholders, vendors, products or services, business, technologies, market position or performance. The Company agrees that it shall not, and shall cause its directors and executive officers not to, make any negative or disparaging statements or comments about Executive. Nothing in this Section 5(c) will prohibit Executive or the Company from providing truthful information in response to a subpoena or other legal process.
(d)
By signing below, Executive represents and warrants that, upon the Separation Date, he will return to the Company all Company documents (and all copies thereof) and other Company property that Executive has or had in his possession at any time, including but not limited to Company files, notes, drawings, records, business plans and forecasts, financial information, specification, computer-recorded information, tangible property (including, but not limited to, computers, laptops, pagers, etc.), credit cards, entry cards, identification badges and keys and any materials of any kind which contain or embody any proprietary or confidential information of Company (and all reproductions thereof). Executive understands that he is bound by any and all confidential/proprietary/trade secret information, non-disclosure and inventions assignment agreement(s) signed by Executive in connection with his employment with Company, including the PIIA, pursuant to the terms of such agreement(s). Executive's compliance with this Section 5(d) shall be a condition to his receipt of the Separation Benefits.
(e)
In addition to all other rights and remedies available to the Company under law or in equity, the Company shall be entitled to withhold all Separation Benefits from Executive in the event of his breach of this Section 5.
(f)
Nothing herein shall be construed to prohibit Executive from communicating directly with, cooperating with, or providing information to, any government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice. Executive acknowledges that the Company has provided Executive with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (iii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the proprietary information to Executive’s attorney and use the proprietary information in the court proceeding, if Executive files any document containing the proprietary information under seal, and does not disclose the proprietary information, except pursuant to court order.
(g)
For purposes of this Section 5, the term “Company” means not only the Company, but also as any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with such entities.
6.
Cooperation. As a condition of his receipt of the Separation Benefits, Executive agrees that, upon reasonable notice and without the necessity of Company obtaining a subpoena or court order, he will provide reasonable cooperation to Company in connection with any suit, action or proceeding (or any appeal from any suit, action or proceeding), or the decision to commence on behalf of the Company any suit, action or proceeding, any investigation and/or any defense of any claims asserted against the Company or any of the Company’s current or former directors, officers, employees, partners, stockholders, agents or representatives of any of the foregoing, and any ongoing or future investigation or dispute or claim of any kind involving the Company that relates to events occurring during his employment as to which he may have relevant information and any other matter for which he was responsible or had knowledge of through the Separation Date. Such cooperation may include, but will not be limited to, providing background information within Executive’s knowledge; aiding in the drafting of declarations; executing declarations or similar documents; testifying or otherwise appearing at investigation interviews, depositions, arbitrations or court hearings; and preparing for the above-described or similar activities. Upon the reasonable request of Company, Executive agrees to cooperate with the transition of his job responsibilities following the Separation Date and cooperate in providing information on matters on which he was involved while an employee. If cooperation from Executive exceeds twenty (20) hours the Company shall compensate Executive at a reasonable fair market value rate for his time.
7.
Section 409A.
(a)
To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with such intention. To the extent that any provision in this Agreement is ambiguous as to its compliance with or exemption from Section 409A of the Code, the provision shall be read in such a manner that no payments payable under this Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code. For purposes of Section 409A of the Code, any right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.
(b)
The parties acknowledge that the Separation Date will constitute the date of Executive’s “separation from service” (as defined in Treasury Regulation Section 1.409A-1(h)) (“Separation from Service”).
(c)
If Executive is a “specified employee” (as defined in Section 409A of the Code), as determined by the Company in accordance with Section 409A of the Code, on the Separation Date, to the extent that the payments or benefits under this Agreement are “non-qualified deferred compensation” subject to

Section 409A of the Code and the delayed payment or distribution of all or any portion of such amounts to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred pursuant to this Section 8(c) shall be paid or distributed to Executive in a lump sum on the earlier of (i) the date that is six (6) months and one day following Executive’s Separation from Service, (ii) the date of Executive’s death, or (iii) the earliest date as is permitted under Section 409A of the Code. Any remaining payments due under this Agreement shall be paid as otherwise provided herein.
(d)
Any reimbursement of expenses or in-kind benefits payable under this Agreement shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of Executive’s taxable year following the taxable year in which Executive incurred the expenses. The amount of expenses reimbursed or in-kind benefits payable in one year shall not affect the amount eligible for reimbursement or in-kind benefits payable in any other taxable year of Executive’s, and Executive’s right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit.
8.
Arbitration and Venue. Executive and the Company agree that any and all disputes, claims, and causes of action, in law or equity, in any way arising out of or relating to the terms of this Agreement, Executive’s employment relationship with the Company, or the termination of Executive’s employment with the Company, shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in the State of New Jersey, conducted before a single neutral arbitrator selected and administered in accordance with the employment arbitration rules & procedures or then applicable equivalent rules of JAMS (the “JAMS Rules”) and the Federal Arbitration Act, 9 U.S.C. Sec. 1, et seq. A copy of the JAMS Rules may be found on the JAMS website at www.jamsadr.com and will be provided to Executive by the Company upon request. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. Nothing in this Section 9 is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. For purposes of settling any dispute or controversy arising hereunder or for the purpose of entering any judgment upon an award rendered by the arbitrator, the Company and Executive hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the District of New Jersey or (ii) any of the courts of the State of New Jersey. The Company and Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it or he may now or hereafter have to such courts’ jurisdiction and any defense of inconvenient forum with respect to such courts. The Company and Executive hereby agree that a judgment upon an award rendered by the arbitrator may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This Section 9 shall not apply to any claims of violation of any federal or state employment discrimination laws. BY AGREEING TO THIS ARBITRATION PROCEDURE, EXECUTIVE AND THE COMPANY WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTE, CLAIM OR DEMAND THROUGH A TRIAL BY JURY OR JUDGE OR BY ADMINISTRATIVE PROCEEDING IN ANY JURISDICTION.
9.
Notices. All notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one (1) business day after being sent by a nationally recognized overnight delivery service, charges prepaid. Notices also may be given electronically via PDF and shall be effective on the date transmitted if confirmed within forty-eight (48) hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notice to Executive shall be sent to his most recent residence and personal email address on file with the Company. Notice to the Company shall be sent to its physical address set forth on the first page hereto and addressed to the Chief Administrative Officer at the email address provided by the Company for such person.

10.
Entire Agreement. This Agreement, the PIIA, the Stock Option Agreements and the PSU Agreements constitute the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements whether written or oral including, without limitation, Executive’s offer letter dated March 1, 2020, which is expressly terminated and superseded. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect. The terms in this Agreement may only be modified in writing and signed by Executive and an authorized officer of the Company. In the event of any conflict between any of the terms in this Agreement and the terms of any other agreement between Executive and the Company, the terms of this Agreement will control.
11.
Severability. Should any provision of the Agreement be determined by an arbitrator, court of competent jurisdiction or government agency to be wholly or partially invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions are intended to remain in full force and effect. Specifically, should a court, arbitrator or agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release and the waiver of unknown claims above will otherwise remain effective to release any and all other claims. Executive acknowledges that he has obtained sufficient information to intelligently exercise his own judgment regarding the terms of the Agreement before executing the Agreement.
12.
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the United States of America and the State of New Jersey applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof.

13.
Non-transferability of Interest. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.

14.
Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word “person” shall include any corporation, firm, partnership or other form of association.

15.
Withholding and Other Deductions. All compensation payable to Executive hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.

16.
Knowing and Voluntary. Executive represents and agrees that, prior to signing this Agreement, Executive has had the opportunity to discuss the terms of this Agreement with legal counsel of his choosing. Executive further represents and agrees that he is entering into this Agreement knowingly and voluntarily. Executive affirms that no promise was made to cause him to enter into this Agreement, other than what is promised in this Agreement. Executive further confirms that he has not relied upon any other statement or representation by anyone other than what is in this Agreement as a basis for his agreement. Executive acknowledges and agrees that neither the Company nor the Company’s counsel has provided any legal or tax advice to Executive and that Executive is free to, and is hereby advised to, consult with a legal or tax advisor of his choosing.

17.
Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

[Signature page follows]

EXECUTIVE’S ACCEPTANCE OF AGREEMENT

BEFORE SIGNING HIS NAME TO THIS AGREEMENT, EXECUTIVE STATES THE FOLLOWING: EXECUTIVE HAS READ THE AGREEMENT, HE UNDERSTANDS IT AND HE KNOWS THAT HE IS GIVING UP IMPORTANT RIGHTS. HE HAS OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE HIS OWN JUDGMENT. HE HAS BEEN ADVISED THAT HE SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT, AND HE HAS SIGNED THE AGREEMENT KNOWINGLY AND VOLUNTARILY.

Executed this ____ day of _____, 2022.

_____________________________________

Anthony Guzzo

Agreed and Accepted:

Phathom Pharmaceuticals, Inc.

___________________________

By: Joe Hand

Title: Chief Administrative Officer

Date:

Exhibit A

Proprietary Information and Inventions Assignment Agreement

Exhibit B

Release of Claims

EXHIBIT A

GENERAL RELEASE OF CLAIMS

This General Release of Claims (“Release”) is entered into as of this day of , 2022, between Anthony Guzzo (“Executive”), and Phathom Pharmaceuticals, Inc. (the “Company”) (collectively referred to herein as the “Parties”).

WHEREAS, Executive and the Company are parties to that certain Transition and Separation Agreement and Release of Claims dated as of _______, 2022 (the “Agreement”);

WHEREAS, the Parties agree that Executive is entitled to certain “Separation Benefits” under Section 3 of the Agreement, subject to Executive’s execution of this Release; and

WHEREAS, the Company and Executive now wish to fully and finally to resolve all matters between them.

NOW, THEREFORE, in consideration of, and subject to, the Separation Benefits payable to Executive pursuant to Section 3 of the Agreement, the adequacy of which is hereby acknowledged by Executive, and which Executive acknowledges that he would not otherwise be entitled to receive, Executive and the Company hereby agree as follows:

1. Release.

(a)
Executive agrees not to sue, or otherwise file any claim against, the Company or its parent companies, subsidiaries or affiliates, and any of their respective successors, assigns, directors, officers, managers, employees, attorneys, insurers, or agents, each in their respective capacities as such (collectively, the “Company Parties”), for any reason whatsoever based on anything that has occurred at any time up to and including the execution date of this Release as follows:

(i) On behalf of Executive and his executors, administrators, heirs and assigns, Executive hereby releases and forever discharge the Company Parties, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against any of the Company Parties by reason of any matter, cause, or thing whatsoever from the beginning of time through and including the execution date of this Release, including, without limiting the generality of the foregoing: any Claims arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive’s employment by the Company or its affiliates or the separation thereof, including without limitation any and all Claims arising under federal, state, or local laws relating to employment; any Claims of any kind that may be brought in any court or administrative agency; any Claims arising under the Age Discrimination in Employment Act, the Older Workers Benefits Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Civil Rights Act of 1866, Section 1981, 42 U.S.C. § 1981, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the False Claims Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Sarbanes-Oxley Act of 2002, the National Labor Relations Act of 1935, the Uniformed Services Employment and Reemployment Rights

Act of 1994, Fair Credit Reporting Act, New Jersey's Conscientious Employee Protection Act, the New Jersey Soldiers' and Sailors' Civil Relief Act, Millville Dallas Airmotive Plant Job Loss Notification Act, New Jersey Family Leave Act, New Jersey Law Against Discrimination, New Jersey Security and Financial Empowerment Act, New Jersey State Wage and Hour Law, New Jersey Paid Sick Leave Law, and New Jersey State Wage Payment Law, or any similar state law, each of the foregoing as may have been amended, and any other federal, state, or local statute, regulation, ordinance, constitution, or order concerning labor or employment, termination of labor or employment, wages and benefits, retaliation, leaves of absence, or any other term or condition of employment; Claims for breach of contract; Claims for unfair business practices; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

(ii) Notwithstanding the generality of the foregoing, Executive does not release any Claims that cannot be released as a matter of law including, without limitation, (A) Executive’s right to file for unemployment insurance benefits or any state disability insurance benefits pursuant to the terms of applicable state law; (B) Executive’s right to file claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company; (C) Executive’s right to file a charge of discrimination, harassment, interference with leave rights, failure to accommodate, or retaliation with the Equal Employment Opportunity Commission or any other federal, state or local government agency, or to cooperate with or participate in any investigation conducted by such agency; provided, however, that Executive hereby releases Executive’s right to receive damages in any such proceeding brought by Executive or on Executive’s behalf; (D) Executive’s right to communicate directly with the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or similar agency, or to cooperate with or participate in any investigation by such agency; or (E) Executive’s right to make any disclosure that are protected under the whistleblower provisions of applicable law. For the avoidance of doubt, Executive does not need to notify or obtain the prior authorization of the Company to exercise any of the foregoing rights. Furthermore, Executive does not release hereby any rights that Executive may have relating to (x) indemnification by the Company or its affiliates under any indemnification agreement with the Company, the Company’s Bylaws or any applicable law or under any applicable insurance policy with respect to Executive’s liability as an employee of the Company; (y) Executive’s vested accrued benefits under the Company’s respective benefits and compensation plans; and (z) any Claims for breach of this Release.

(b) Executive acknowledges that he has had at least twenty-one (21) calendar days in which to consider whether to execute the Release, no one hurried Executive into executing the Release during that period and no one coerced Executive into executing the Release. Executive understands that the Company’s obligations under the Release will not become effective or enforceable until the eighth (8th) calendar day after the date Executive signs the Release provided that Executive has timely delivered it to the Company, and that in the seven (7) day period following the date Executive delivers a signed copy of the Release to the Company, Executive understands that Executive may revoke his acceptance of the Release. Executive understands that the Separation Benefits will become available to him at such time after the Effective Date as provided in this Release. Executive further understands that the offer of the Separation Benefits and this Release will expire in the event the Effective Date has not occurred on or before the thirtieth (30th) calendar day after the Separation Date.

(c) Executive represents and warrants that he is the sole owner of all Claims relating to his employment or service with the Company and/or with any predecessor of the Company and that he has not assigned or transferred any Claims relating to his employment or service to any other person or entity.

Executive understands and agrees that the Release will not be construed at any time as an admission of liability or wrongdoing by either the Company or Executive.

2. Continuing Obligations. Executive hereby expressly reaffirms his obligations under the Proprietary Information and Inventions Agreement (the “PIIA”), a copy of which is attached to the Agreement as Exhibit A and incorporated herein by reference, and his obligations under Section 5 of the Agreement, and agrees that such obligations shall survive the Separation Date.

3. No Assignment. Executive represents and warrants to the Company Parties that there has been no assignment or other transfer of any interest in any Claim that Executive may have against the Company Parties. Executive agrees to indemnify and hold harmless the Company Parties from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Executive.

4.
Severability. Should any provision of this Release be determined by an arbitrator, court of competent jurisdiction or government agency to be wholly or partially invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions are intended to remain in full force and effect. Specifically, should a court, arbitrator or agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release and the waiver of unknown claims above will otherwise remain effective to release any and all other claims. Executive acknowledges that he has obtained sufficient information to intelligently exercise his own judgment regarding the terms of this Release before executing this Release.

5.
Entire Agreement. This Release, the PIIA, the Stock Option Agreements (as defined in the Agreement) and the PSU Agreements (as defined in the Agreement) constitute the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements whether written or oral. The invalidity or unenforceability of any provision or provisions of this Release will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect. The terms in this Release may only be modified in writing and signed by Executive and an authorized officer of the Company.

6.
Governing Law. This Release will be governed by and construed in accordance with the laws of the United States of America and the State of New Jersey applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof.

7.
Construction. The language in all parts of this Release shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the Parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Release or any part thereof. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word “person” shall include any corporation, firm, partnership or other form of association.

8.
Knowing and Voluntary. Executive represents and agrees that, prior to signing this Release, Executive has had the opportunity to discuss the terms of this Release with legal counsel of his choosing. Executive further represents and agrees that he is entering into this Release knowingly and voluntarily. Executive affirms that no promise was made to cause him to enter into this Release, other than what is promised in this Release. Executive further confirms that he has not relied upon any other statement or representation by anyone other than what is in this Release as a basis for his agreement. Executive acknowledges and agrees that neither the Company nor the Company’s counsel has provided any legal or tax advice to Executive and that Executive is free to, and is hereby advised to, consult with a legal or tax advisor of his choosing.

9.
Counterparts. This Release may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Release by facsimile or other electronic signature is legal, valid and binding for all purposes.

[Signature Page Follows]

EXECUTIVE’S ACCEPTANCE OF AGREEMENT

BEFORE SIGNING HIS NAME TO THIS RELEASE, EXECUTIVE STATES THE FOLLOWING: EXECUTIVE HAS READ THE RELEASE, HE UNDERSTANDS IT AND HE KNOWS THAT HE IS GIVING UP IMPORTANT RIGHTS. HE HAS OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE HIS OWN JUDGMENT. HE HAS BEEN ADVISED THAT HE SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT, AND HE HAS SIGNED THE RELEASE KNOWINGLY AND VOLUNTARILY.

Executed this 5th day of April, 2022.

/s/ Anthony Guzzo______________

Anthony Guzzo

Agreed and Accepted:

Phathom Pharmaceuticals, Inc.

/s/ Joe Hand___________________________

By: Joe Hand

Title: Chief Administrative Officer

Date: 5th April 2022